Exhibit 99.1

TSX:IN NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Results of Second Phase 1 Clinical Trial of INM-755 CBN Cream in Healthy Subjects

Vancouver, BC – January 8, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM; TSX:IN), a clinical-stage pharmaceutical company developing medications targeting diseases with high unmet medical need and leading the way in the clinical development of cannabinol (“CBN”), today announced top-line results from its 755-102-HV Phase 1 clinical trial (“Study 102”).

Results of Study 102 indicate that INM-755 cream was safe and well-tolerated on induced open epidermal wounds, caused no systemic or serious adverse effects, and there were no subject withdrawals due to adverse events.

Study 102 was a randomized, double-blind, vehicle controlled, single-center study, in 8 healthy adult volunteers to test the tolerability of 14 days of application of the cream on epidermal wounds under treatment procedures designed to simulate wound care for Epidermolysis Bullosa (“EB”) patients with open wounds.

Study 102 compared two strengths of INM-755 cream versus the vehicle alone (cream base without the active drug, CBN) and versus no treatment for a total of four treatment conditions. Each subject had 4 small suction blisters created on Day 1. The blister roofs were then pierced, the fluid aspirated, and the roofs were removed to leave open wounds that were randomized (1:1:1:1) to each of the four treatment conditions. The assigned treatment was put on a film dressing which was then applied to the wound and surrounding area. Each treatment was repeated daily, resulting in continuous exposure to the cream and the dressing for 14 days. The subjects were followed for an additional week after the 14-day treatment period.

Local tolerability assessments were performed by a blinded investigator daily throughout the 14-day treatment period and the 1-week follow-up. Local erythema, edema, scaling, and a stinging/burning sensation were each assessed. Clinical wound assessment and clinical imaging were also performed by blinded personnel daily to characterize wound healing under the four treatment conditions.

Of the four parameters assessed daily, erythema was the one most frequently observed; it is expected in the setting of an open wound. The timing and severity of erythema were similar across all treatment groups with most occurrences being mild or moderate. Scaling was the second most common local reaction, with no differences in timing and severity across all treatment groups and most of the scaling reactions were mild. Edema was not observed for any of the treatment groups. Stinging/burning sensation was not observed with the high concentration cream or in the untreated wounds. The few, mild cases of stinging/burning were reported with the vehicle and low concentration creams. Overall, no differences were noted among the treatment groups with respect to these four local reactions and no dose-response was observed. Despite the very small areas treated with the investigational product, systemic safety was evaluated by standard procedures and there were no findings that suggested systemic adverse reactions from treatment.

An important safety objective of this study was to assess whether INM-755 creams interfered with normal wound healing. Study 102 was deliberately designed to provide within-subject comparisons of the different treatment options, recognizing that inter-subject differences in wound healing might confound assessment of treatment effects in a small study if individual subjects were randomized to different treatments. Using this within-subject design, 8 subjects provided sufficient data to conclude that the active INM-755 creams did not introduce any delay in normal wound healing.

In summary, the safety and tolerability evaluations demonstrated that INM-755 cream was well tolerated on open wounds and caused no delay in wound healing. Combined with the results of InMed’s prior Phase 1 trial examining the effects of INM-755 cream on intact skin in healthy volunteers (755-101-HV), InMed now has a strong body of evidence demonstrating the overall safety and tolerability of INM-755 cream. These data support moving forward into studies in patients with EB. Regulatory applications for a Phase 2 efficacy and safety study in patients with EB are in preparation and are planned to be filed in several countries in the first half of 2021.

About InMed: InMed Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol (CBN) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines. For more information, visit www.inmedpharma.com.

About INM-755: INM-755 is a CBN cream intended as a topical therapy to treat epidermolysis bullosa (EB) and potentially other dermatological diseases. Preclinical data demonstrate that INM-755 may help relieve hallmark EB symptoms, such as inflammation and pain, as well potentially restore the integrity of the skin in a subset of EB Simplex patients.

About Epidermolysis Bullosa (EB): EB is the collective name of a group of genetic disorders of characterized by fragile skin and mucous membranes that are easily damaged, leading to extensive blistering and wounding. The blisters may appear in response to minor injury, even from heat, rubbing, scratching or adhesive tape. The disease has no approved cure and most current treatments are directed towards symptomatic relief.

Investor Contact:

InMed Pharmaceuticals Inc.

Brendan Payne, Director – Investor Relations

T:    +1.604.669.7207

E:     info@inmedpharma.com

Edison Advisors for InMed Pharmaceuticals

Joe Green/Laine Yonker

T:    +1.646.653.7030/+1.646.653.7035

E:     jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: leading the way in the clinical development of CBN; INM-755 being safe and well-tolerated and causing no systemic or serious adverse effects; 755-102-HV Phase 1 clinical trial providing within-subject comparisons of the different treatment options; the 755-101-HV and 755-102-HV Phase 1 clinical trials demonstrating the overall safety and tolerability of INM-755 cream; moving into clinical studies in patients with EB; filing of regulatory applications for a Phase 2 efficacy and safety study in patients with EB in the first half of 2021; that INM-755 may help to relieve EB symptoms, such as inflammation and pain, as well potentially restore the integrity of the skin in a subset of EB Simplex patients; developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines; INM-755 potentially treating EB and other dermatological diseases; the potential therapeutic and safety characteristics of CBN; and the potential treatments of INM-755.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: that InMed will lead the way in the clinical development of CBN; and the results from the 755-101-HV and 755-102-HV Phase 1 clinical trials will continue to support continued development of INM-755 in the EB program. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: the outbreak and impact of COVID-19 may worsen; further results may not support continued development of INM-755 in the EB program; demand or interest for InMed’s products may decrease or cease; and economic and market conditions may become unstable or unfavorable. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s filings with the Securities and Exchange Commission and the most recent Annual Information Form filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

NEITHER THE TORONTO STOCK EXCHANGE NOR ITS REGULATIONS SERVICES PROVIDER HAVE REVIEWED OR ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

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